                                                                   Exhibit 10.15

                       Dated this 1st day of December 2006
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                   THE PARTIES NAMED IN COLUMN 1 OF SCHEDULE 1

                                       AND

                          EASTAR GROUP HOLDINGS LIMITED

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                        SHARE SALE AND PURCHASE AGREEMENT

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                                DIBB LUPTON ALSOP
                            41/F Bank of China Tower
                                  1 Garden Road
                                    Hong Kong

                              Tel: (852) 2103 0808
                                Fax:(852)28101345
                              Ref: MML. EC.2682.001

                                    CONTENTS

             THIS AGREEMENT is made on the 1st day of December 2006.

BETWEEN:

(1)   THE PARTIES, whose names and addresses are set out in Column (1) of
      Schedule 1 (collectively the "VENDORS" and each a "VENDOR"); and

(2)   EASTAR GROUP HOLDINGS LIMITED, an exempted company incorporated under the laws of the Cayman Islands with its registered office situate at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins
      Drive, P O Box 2681, Grand Cayman, KY1-1I1, Cayman Islands (the
      "PURCHASER").

RECITALS

(A)   First Space Holdings Limited is a private company incorporated under the laws of the British Virgin Islands, with its registered office at P.O. Box
      3321, Drake Chambers, Road Town, Tortola, British Virgin Islands with
      200,000 shares of which 50,000 ordinary shares of which have been issued and are registered in the name of and beneficially owned by the Vendors, whose short particulars are set out in Schedule 1.

(B)   The Purchaser intends to obtain a listing of its Shares in issue and to be issued on the Main Board of the Stock Exchange pursuant to the issue of the Prospectus.

(C)   Preparatory to the listing of the Shares as aforesaid, the group of companies comprising the Company and its Subsidiaries (as hereafter defined) will undergo a reorganisation whereby the Company and its
      Subsidiaries will become wholly-owned subsidiaries of the Purchaser (the
      "Reorganisation").

(D)   Under the Reorganisation, the Vendors will sell to the Purchaser and the
      Purchaser will purchase torn the Vendors the entire issued share capital of the Company subject to and upon the terms and conditions of this
      Agreement.

OPERATIVE PROVISIONS

1.    INTERPRETATION

1.1   In this Agreement and the Schedules hereto the following words and expressions shall where the context so admits bear the following meanings :-

"ACCOUNTING DATE"              30 September 2006;

"ACCOUNTS"                     the audited consolidated balance sheet of Wuxi
                               Seamless Oil Pipe Co., Ltd., as at the Accounting
                               Date and as at 31 December 2003, 2004 and 2005
                               and the audited consolidated profit and loss
                               account of the Company for the three years ended
                               31 December 2005 o and the nine months ended 30
                               September 2006;

"AGREEMENT"                    this Agreement;

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                                                                          Page 1

"BOARD  RESOLUTIONS"           resolutions of the board of directors of the
                               Purchaser in the form set out in Schedule 6 or in
                               such other form as the parties hereto may agree;

"BUSINESS DAY"                 a day (not being a Saturday) on which banks
                               generally are open for business in Hong Kong;

"CAPITALISATION ISSUE"         the  conditional  capitalisation  issue by the
                               Purchaser as described in the Prospectus;

"COMPANIES ORDINANCE"          the Companies Ordinance (Chapter 32 of the laws
                               of Hong Kong);

"COMPANY'S SOLICITORS"         Messrs Dibb Lupton Alsop of 41/F, Bank of China
                               Tower, 1 Garden Road,  Central, Hong Kong;

"COMPLETION"                   Completion  of the sale and  purchase of the Sale
                               Shares pursuant to the terms of this Agreement as
                               provided in Clause 4;

"COMPLETION DATE"              the date of this  Agreement  or such later date
                               as shall be agreed between the parties for
                               Completion;

"CONSIDERATION"                the  consideration  payable for the Sale  Shares
                               pursuant to the terms of this Agreement;

"EVENT"                        any act, omission,  transaction or circumstance
                               occurring or subsisting at the relevant time;

"GROUP"                        the Company and its Subsidiaries and (where the
                               context so permits) each of them and "Group
                               Company" and "member of the Group" shall be
                               construed accordingly;

"HK$" OR "$"                   Hong Kong dollars, the lawful currency of
                               Hong Kong;

"HONG KONG"                    the Hong Kong Special Administrative Region of
                               the Peoples' Republic of China;

"INDEMNITY"                    a deed of indemnity in the agreed form to be
                               given by the Warrantors severally to the
                               Purchaser, the Company and the Subsidiaries in
                               respect of certain liabilities of the Group;

"PRC"                          the People's Republic of China (other than
                               Hong Kong);

"PROPERTIES"                   the properties  leased to or licensed to, and
                               occupied by, the Group as referred to in Appendix
                               IV to the Prospectus;

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                                                                          Page 2

"PROSPECTUS"                   the 1st Proof prospectus of the Purchaser in
                               relation to its proposed listing on the Stock
                               Exchange and such amendments as the parties may
                               reasonably agree from time to time, the relevant
                               extract of which is attached as Schedule 7 of
                               this Agreement;

"SALE SHARES"                  the aggregate 1,000 Shares registered in the name
                               of the Vendors;

"SHARES"                       ordinary shares of HK$0.01 each in the capital of
                               the Purchaser in issue from time to time;

"STOCK EXCHANGE"               The Stock Exchange of Hong Kong Limited;

"SUBSIDIARIES"                 the companies the brief particulars of which are
                               set out in Schedule 6 and references to the
                               Subsidiaries shall be construed accordingly,

"TAXATION"                     shall have the meaning ascribed thereto in the
                               Indemnity;

"TRADE MARK"                   the trade mark referred to in the paragraph
                               headed "Intellectual Property" of Appendix VII to
                               the Prospectus;

"WARRANTIES"                   the warranties representations and undertakings
                               set out or incorporated by reference in Clause 5
                               and Schedule 3;

"WARRANTORS"                   Expert Master Holdings Limited and UMW China
                               Ventures (L) Limited; and

"WARRANTY CLAIM" .             any claim for breach of any of the Warranties.

1.2   In this Agreement, the expression "indebtedness" shall mean any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent, incurred in respect of (a) money borrowed or raised, (b) any bond, note, loan stock, debenture or similar instrument, (c) acceptance or documentary credit facilities,
      (d) foreign exchange options, (e) rental payments under leases and hire purchase agreements and instalments under conditional sale agreements (in all cases whether in respect of land, machinery, equipment or otherwise)
      entered into primarily as a method of raising finance or of financing the acquisition or use of the asset concerned and (f) guarantees, indemnities, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts and or in respect of the indebtedness of any other person.

1.3   Words and expressions defined in the Companies Ordinance shall (unless the context clearly does not so permit) bear the same meanings where used in this Agreement

1.4   The ejusdem generis rule of construction shall not apply to this Agreement and accordingly general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class or examples of acts matters or things.

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                                                                          Page 3

1.5   Words importing the singular shall include the plural and vice versa and words importing any gender shall include all other genders and references to persons shall include corporations and unincorporated associations.

1.6   References in this Agreement to any agreed draft document or any document in agreed form are references to the document described in the form of the draft agreed between the parties and initialled by them or by the
      Company's Solicitors for identification purposes.

1.7   References in this Agreement to statutory provisions shall be construed as references to those provisions as respectively amended consolidated extended or re-enacted from time to time and shall include the corresponding provisions of any earlier legislation (whether repealed or not) and any orders regulations instruments or other subordinate legislation made from time to time under the statute concerned.

1.8   References in this Agreement to Clause(s) and the Schedule(s) are to the clause(s) of, and the schedule(s) to, this Agreement.

1.9   References to this Agreement shall include the- Schedules hereto which shall form part hereof and shall have the same force and effect as if expressly set out in the body of this Agreement.

1.10  The Clause headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

1.11  The obligations of the Vendors hereunder shall, save where the context expressly requires to the contrary, be on a several basis.

2.    AGREEMENT TO SELL AND PURCHASE

2.1   On and subject to the terms and conditions of this Agreement, each of the
      Vendors shall as beneficial owners sell the relevant number of the Sale
      Shares to the Purchaser and the Purchaser agrees to purchase the same from the Vendors set out in Column (2) of Schedule 1 free from all liens charges encumbrances and other equities of any description and together with the benefit of all rights and profits attaching thereto including all rights to dividends and other distributions declared made or payable thereon.

2.2   The Vendors hereby waive all pre-emption and similar rights over the Sale
      Shares to which they or any other person may be entitled under the
      Articles of Association of the Company or otherwise in relation to the sale and purchase of the Sale Shares hereunder.

3.    CONSIDERATION

      In consideration of the Vendors agreeing to sell the Sale Shares to the
      Purchaser, the Purchaser shall allot 694 Shares and 306 Shares credited as fully paid to Expert Master Holdings Limited and UMW China Ventures (L)
      Limited respectively.

4.    COMPLETION

4.1   Unless otherwise agreed, Completion shall take place at the offices of
      Company's Solicitors (or such other places as the parties may agree)
      immediately after the signing of this Agreement.

4.2   On Completion:-

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                                                                          Page 4

      4.2.1   the Vendors shall procure that a meeting of the board of directors of the Company shall be held at which:-

              (a)   the transfer of the Sale Shares to, and the registration as the holder(s) of the Sale Shares in the name(s) of, the
                    Purchaser and/or its nominee(s) shall be approved; and

              (b)   such other business shall be attended to as the Purchaser
                    shall reasonably require.

      4.2.2   the Vendors shall deliver to the Purchaser:-

              (a)   duly executed instruments of transfer in respect of all the
                    Sale Shares in favour of the Purchaser together with the
                    share certificates therefor;

              (b)   the respective Certificates of Incorporation, Certificates of Incorporation on Change of Name (if any), Memorandum and
                    Articles of Association, the Common Seals, Minute Books,
                    Registers of Members (duly written up to date), Share
                    Certificate books and all other statutory records of each
                    member of the Group, including all rubber stamps, cheque
                    books, cheque stubs and bank statements, receipt books, all current insurance policies and title deeds and evidence of ownership to all assets and all current contracts;

              (c)   such waivers, consents or other documents as the Purchaser may reasonably require to enable the Purchaser to be
                    registered as holders) of the Sale Shares; and

      4.2.3   Against compliance with the provisions of Clause 4.2.1 and Clause
              4.2.2, the Purchaser shall have procured the passing of the Board
              Resolutions to approve the acquisition of the Sale Shares.

4.3   Without prejudice to any other remedies available to the Purchaser, if any of the provisions of Clause 4.2.1 and Clause 4.2.2 is not fully complied with, the Purchaser shall be entitled (in addition to and without prejudice to all other rights or remedies available to it, including specific performance) to elect to effect Completion so far as practicable having regard to the defaults which have occurred and treat this Agreement as completed subject to satisfaction of a condition subsequent that the defaults be remedied within such time as it may specify or to rescind this
      Agreement.

4.4   If the provisions of Clause 4.2.3 are not fully complied with, the Vendors shall be entitled (in addition to and without prejudice to all other rights or remedies available to them) to elect to rescind this Agreement or to effect Completion so far as practicable having regard to the defaults which have occurred and treat this Agreement as completed subject to satisfaction of a condition subsequent that the defaults be remedied within such tune as it may specify.

5.    WARRANTIES

5.1   Subject to the provisions of Schedule 4, which shall apply to all claims for breaches of any of the Warranties, the Warrantors hereby represent and warrant and undertake to the Purchaser (for the benefit of the Purchaser and its successors and permitted assigns) in terms of the Warranties set out below and those set out in Schedule 3 are true and accurate in all material respects and not misleading in any way as at the date of this
      Agreement and will continue to

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                                                                          Page 5

      be so up to the time of Completion (if it takes place after the date of this Agreement). The Warrantors acknowledge that the Purchaser is entering into this Agreement in reliance on the Warranties and may treat them as conditions of this Agreement. For these purposes, the Warranties given by the Warrantors (each in respect of itself) are:-

      5.1.1   that they have full power and authority and have obtained all necessary consents, authorization, waivers and licences to enter into and perform the obligations to be performed by them under or pursuant to this Agreement and any agreement to be entered into by them as herein mentioned; and

      5.1.2   that the Vendors are the absolute legal and beneficial owners of the number of shares in the capital of the Company set out against their respective names in Column (2) of Schedule 1 and have full power to sell and transfer to the Purchaser full legal and beneficial title to and in the Sale Shares and that the Sale
              Shares represent the entire issued share capital of the Company, and are and will at Completion be free from all charges, liens, encumbrances and equities whatsoever;

      and references elsewhere in this Agreement to the Warranties shall, as regards the Warrantors, be construed accordingly.

5.2   Except as provided below, the Warranties are given on the basis that no other information of which the Purchaser or any of its officers or employees has actual or constructive knowledge shall prejudice any claim under the Warranties or operate to reduce any amount recoverable thereunder and it shall not be a defence to any claim against the
      Warrantors that the Purchaser or any of its officers or employees knew or ought to have known or had constructive knowledge of any information relating to the circumstances giving rise to the claims.

5.3   The Warranties shall be deemed repeated immediately before Completion with reference to the then existing facts and circumstances.

5.4   Each of the Warranties is given separately and independently from and
      (save as provided in Clause 5.2) shall not be limited by reference to any other paragraph or anything in this Agreement (including the Schedules).

5.5   Save as necessary to give effect to the express terms of this Agreement, the Warrantors shall not and shall procure that the Group shall not do, allow or procure before Completion anything which is or might cause or constitute or result in a breach of any of the Warranties as given on exchange hereof and/or immediately prior to Completion.

5.6   The Warrantors shall forthwith disclose to the Purchaser in writing any matter or thing which may arise or become known to them after the date hereof (whether or not prior to Completion) which is or could be a breach of or inconsistent with or may render inaccurate or misleading any of the
      Warranties as given on exchange hereof and/or immediately prior to
      Completion.

5.7   In the event of any breach of the Warranties (and without restricting the rights or ability of the Purchaser to claim damages on any bases available to it in respect of such breach), the Warrantors shall on demand pay to the Purchaser (or, at the request of the Purchaser) a sum equal to the greater of:-

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      5.7.1   the amount by which the value of any asset or assets of any of the members of the Group is or are less than or (as the case may be)
              the amount by which any loss and/or liability or liabilities of the relevant members of the Group is or are greater than would nave been the case if there had been no breach of the Warranties;
              and

      5.7.2   tie amount by which the value of the Sale Shares is less than would have been the case if there had been no breach of the
              Warranties together with an amount equal to any expenses losses or liabilities of the Purchaser and/or any member of the Group which it would not have inclined or which would not have existed if there had been no such breach. o

5.8   The Purchaser may take action for any breach or non-fulfilment of the
      Warranties before or after Completion notwithstanding that such breach or non-fulfilment was known to or discoverable by the Purchaser before
      Completion and notwithstanding that the Purchaser shall delay or otherwise fail to exercise its rights hereunder or generally in such regard.

5.9   The Warrantors hereby irrevocably waive any right or claim which they may have against any member of the Group in respect of any misrepresentation inaccuracy or omission in or from any information or advice given by any member of the Group or any of their officers or employees to the
      Warrantors to enable them to give any of the Warranties, or to assume any of the obligations assumed or to be assumed by them under or pursuant to this Agreement.

5.10  Each of the Warrantors undertakes in relation to the Warranties that he has made fall enquiry and there is no other information of which he is aware, the omission of which would render any of the Warranties inaccurate, incomplete or misleading. Each of the Warrantors undertakes to notify the Purchaser in writing of any matter or thing of which the
      Warrantors becomes aware of and which is or may be a material breach of or materially inconsistent with any of the Warranties.

5.11  Each of the Warrantors agrees and acknowledges that the Purchaser is entering into this Agreement in reliance on the Warranties and the accuracy of the matters disclosed herein notwithstanding any information'
      which may otherwise come into the possession of the Purchaser or which the
      Purchaser ought to have known or had constructive knowledge on.

5.12  Each of the Warrantors represents and warrants to the Purchaser that all information relating to the Group or their respective assets or affairs
      which would be material to a | purchaser for a value of the shares,
      undertaking or assets of the Group is contained in this Agreement and the
      Accounts, and will be contained in the Prospectus when it is issued in due course.

6.    FURTHER ASSURANCE AND UNDERTAKING

6.1   The Vendors hereby agree to do or to procure the doing of any such further acts documents and things as the Purchaser may reasonably require to vest in the Purchaser (or as it shall direct) the legal and beneficial ownership of the Sale Shares free from all charges, liens, encumbrances and other adverse interests and to vest the benefit of this Agreement in the Purchaser.

6.2   Each of the Vendors hereby irrevocably and unconditionally appoints the
      Purchaser with effect on and from Completion as its attorney with full powers of substitutions in its name and

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      for it and on its behalf (and to the complete exclusion of any rights it may have in such regard) lawfully to exercise all voting and other rights and receive all the benefits and entitlements which may now or at any time hereafter attach to its Sale Shares or any of the Sale Shares registered in its name (whether alone or jointly with any other person)
      and to transfer and deal with such shares, rights, benefits and entitlements and execute such documents under hand or as a deed and do such acts and things in connection with the foregoing (including without limitation the passing of any resolutions required to facilitate
      Completion) as the Purchaser shall from time to time think fit in all respects as if the Purchaser were the absolute legal and beneficial owner thereof.

6.3   The power of attorney granted in this Clause is given by way of security for the due performance by the Vendors of their obligations thereby contemplated.

6.4   Each of the Vendors hereby undertakes to the Purchaser that it will not until the listing of the Purchaser's shares on the Stock Exchange and for a period of 6 months after the listing or such other period as required by the Stock Exchange, dispose of, encumber or otherwise deal with its shares in the Purchaser in any manner such that its beneficial interest therein would be jeopardized. For the avoidance of doubt, fee undertaking given by
      Expert Master Holdings Limited under this clause 6.4 shall not include shares that are to he issued pursuant to the exchangeable notes to be issued to the relevant investors under the subscription agreement dated 1
      December 2006.

7.    PURCHASER'S WARRANTIES

      The Purchaser warrants to and in favour of fee Vendors that it will exercise all reasonable endeavours to procure the listing on the Stock
      Exchange of its existing Shares on the Stock Exchange and the Shares to be issued by the Purchaser pursuant to the proposed listing.

8.    SURVIVAL OF AGREEMENT

      This Agreement (and in particular the warranties representations covenants agreements and undertakings of the Warrantors and the Vendors hereunder)
      shall, insofar as the terms thereof remain to be performed or are capable of subsisting, remain in full force and effect after and notwithstanding
      Completion.

9.    COSTS

      Save as expressly otherwise provided herein, each party shall pay its own costs and expenses in connection with the preparation and carrying into effect of this Agreement. All stamp duty (if any) payable in respect of the transactions contemplated herein shall be equally borne by the
      Purchaser and the Vendors.

10.   SUCCESSORS AND ASSIGNS

      This Agreement shall not be assignable by the parties hereof (save as expressly permitted herein) but shall be binding upon and enure for the benefit of each party's successors in title.

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11.   GENERAL

11.1  This Agreement supersedes all previous agreements between the parties or any of them in relation to the sale and purchase of the Sale Shares and the other matters referred to in this Agreement and the parties acknowledge that no claim shall arise in respect of any agreement so superseded.

11.2  This Agreement contains the entire agreement between the parties relating to the sale and purchase of the Sale Shares and there are no other representations, warranties, conditions or terms whatsoever applicable thereto whether express or implied. In particular each of the parties confirms that it has not been induced to enter into this agreement by any statement or statements of fact or opinion other than such (if any) as are contained herein.

11.3  Any variation to this Agreement shall be binding only if recorded in a document signed by the parties.

11.4  Time shall be of the essence of this Agreement but no failure by any party to exercise, and no delay on its part in exercising any right hereunder will operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement (including a settlement with any of the
      Vendors) preclude any other or further exercise of it or the exercise of any right or prejudice or affect any right against any person under the same liability. The right and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

11.5  Save in respect of matters required to be disclosed by law or other governmental or regulatory authorities or in connection with the proposed listing of the share capital of the Purchaser on the Stock Exchange, none of the parties hereto shall make any press statement or public announcement or otherwise in connection with this Agreement without first having received the prior written approval of the Purchaser.

12.   NOTICES

12.1  Any notice claim, demand, court process, document or other communication to be given under this Agreement (collectively "communication" in this
      Clause 13) shall be in writing in the English language and may be served or given personally or sent to the address or facsimile number (if any)
      stated after the relevant party's name at the beginning of this Agreement, or to such other address as may have been last notified in writing by such party to the party serving the communication specifically referring to this Agreement. All communications shall be served by the following means and the addressee of a communication shall he deemed to have received the same within the time stated adjacent to the relevant means of despatch:

           Means of despatch              Time of deemed receipt
           -----------------------        -----------------------
           Local mail or courier          24 hours

           Facsimile                      on despatch

           Air courier/Speedpost          3 days

           Airmail                        5 days

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                                                                         Page 10

12.2  A communication served in accordance with Clause 13.1 shall be deemed sufficiently served and in proving service and/or receipt of a communication it shall be sufficient to prove that such communication was left at the addressee's address or that the envelope containing such communication was properly addressed and posted or despatched to the addressee's address or that the communication was properly transmitted by facsimile to the addressee. In the case of facsimile transmission, such transmission shall be deemed properly transmitted on receipt of a satisfactory report of transmission printed out by the sending machine.

12.3  Nothing in this Clause 13 shall preclude the service of communication or the proof of such service by any mode permitted by law.

12.4  The Purchaser hereby irrevocably appoints Messrs Dibb Lupton Alsop of
      41/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of the Purchaser for this purpose, the Purchaser shall promptly appoint a successor agent and notify all the other parties to this Agreement. The
      Purchaser agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to the
      Purchaser.

12.5  Each of the Vendors hereby irrevocably appoints Messrs Dibb Lupton Alsop of 41/F, Bank of China Tower, 1 Garden Road, Central, Hong Kong as its
      agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong. If for any reason the agent named above (or its successor) no longer serves as agent of each of the Vendors for this purpose, each of the Vendors shall promptly appoint a successor agent and notify all the other parties to this Agreement Each of the Vendors agrees that any such legal process shall be sufficiently served on it if delivered to such agent for service at its address for the time being in Hong Kong whether or not such agent gives notice thereof to each of the Vendors.

13.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which when executed shall be binding on the party who has executed it and all of which when taken together shall constitute one and the same document.

14.   GOVERNING LAW AND JURISDICTION

      This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereby irrevocably undertake to submit themselves to the non-exclusive jurisdiction of the courts of Hong Kong.

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                                                                         Page 10

      IN WITNESS WHEREOF THIS AGREEMENT HAS BEEN DULY EXECUTED BY EACH OF THE
      PARTIES AS OF THE DAY AND YEAR FIRST BEFORE WRITTEN
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      SIGNED by Piao Lonahua

      A DULY AUTHORIZED REPRESENTATIVE     )
      FOR AND ON BEHALF OF                 )            /s/____________________
      EXPERT MASTER HOLDINGS LIMITED       )

      SIGNED BY Abdul Halim Bin Harun     )
      A DULY AUTHORIZED REPRESENTATIVE    )
      FOR AND ON BEHALF OF                )             /s/____________________
      UMW CHINA VENTURES (L) LIMITED      )

      SIGNED BY Piao Longhua              )
      A DULY AUTHORIZED REPRESENTATIVE    )
      FOR AND ON BEHALF OF                )             /s/____________________
      EASTER GROUP HOLDING LIMITED        )

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                                                                         Page 11

                                   SCHEDULE 1

                                    VENDORS

                                      Number of Sale Shares to be            Shares to be allotted and issued
Name and Address of the               sold to the Purchaser under this       to the Vendors pursuant to this
Vendors                               Agreement                              Agreement

1.  Expert   Master   Holdings                     694                                      694
    Limited
    P O Box 957,
    Offshore Incorporation
    Centre,
    Road Town, Tortola,
    British Virgin Islands

2.  UMW China Ventures (L)                         306                                      306
    Limited
    Brumby House, Jalan
    Bahasa,
    P O Box 80148,
    97011 Labuan F.T.,
    Malaysia

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                                                                         Page 12

                                   SCHEDULE 2

                          FIRST SPACE HOLDINGS LIMITED
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Incorporation date        :  12 June 2006

Place of Incorporation       British Virgin Islands

Authorised share capital  :  unlimited number of shares of a single class, with par value of US$1.00 each.

Issued share capital      :  US$51,000 divided into 51,000 ordinary shares of
                             US$1.00 each

Shareholders              :                                                    Approximate
                                                              No. of shares    percentage of
                             Name                                held          shareholding
                             -------                          -------------    --------------

                             1.  Expert Master Holdings         35,394            69.4%
                                 Limited

                             2.  UMW China Ventures (L)         15,606            30.6%
                                 Limited

Directors                 :  Piao Longhua;

                             Xu Xizhong;

                             Abdul Halim Bin Harun

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                                                                         Page 13

                                   SCHEDULE 3

                                   WARRANTEES

                                 INTERPRETATION

(1)   Where any of the following paragraphs of this Schedule is qualified by the expression "to the best of the knowledge, information and belief of the
      Warrantors" or "so far as the Warrantors are aware" or any similar expression, then (unless clearly not admitted by the context) that paragraph shall be deemed to include an additional warranty to the effect that the statement has been made after due and careful enquiry, including without limitation, of the relevant professional advisers of the
      Subsidiaries.

(2)   Unless the context requires otherwise, the representations, warranties and undertakings contained in this Schedule in relation to the Company shall be deemed to be repeated mutatis mutandis in relation to each member of the Group.

                                    ACCOUNTS

(3)   The Accounts have been prepared and audited on a proper and consistent basis in accordance with the requirements of all relevant statutes and with good and generally accepted accountancy principles and practice consistently applied and are accurate in all respects and show a true and fair view of the state of affairs of the Company and of its results and profits for the financial period ending on the Accounting Date and :-

      (A)   depreciation and amortisation of the fixed assets of the Group have been made at a rate sufficient to write down the value of such assets to nil not later than the end of their useful working lives;

      (B)   slow moving stock has been written down appropriately and
            unrecoverable work in progress and redundant and obsolete stock has been wholly written off and the value attributed to the remaining stock did not exceed the lower of cost or net realizable value at the Accounting Date on a going concern basis;

      (C)   the Group's stock in trade and work in progress has been valued on a basis in all material respects consistent with that adopted for the purpose of the Company's audited accounts in respect of the beginning and end of each of the three preceding accounting periods and the nine-month period ending on the Accounting Date;

      (D)   the Accounts disclose and make full provision or reserve for all bad and doubtful debts and all actual liabilities;

      (E)   the Accounts disclose and make proper provision or reserve for or note all contingent liabilities, capital or burdensome commitments and deferred taxation; and

      (F)   the profits and losses of the Company shown by the Accounts and for the three (3) preceding accounting periods and the nine-month period ending on the Accounting Date have not in any material respect been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

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                                                                         Page 14

      (G)   No change in accounting policies has been made in preparing the
            Accounts.

                       COMPLIANCE WITH LEGAL REQUIREMENTS
--------------------------------------------------------------------------------

(4)   (A)   Each member of the Group has duly incorporated and is validly existing under the laws of its jurisdiction of incorporation and has full power, authority and legal right to own its assets and carry on its business.

      (A)   Each member of the Group has the right, power and authority to execute, deliver and exercise its rights and perform its obligation under this Agreement.

      (B)   Each member of the Group has duly and properly complied in all respects with any filing and registration requirements in respect of corporate or other documents and licences imposed under all relevant laws.

      (C)   The statutory books and minute books of each member of the Group has been properly written up and each member of the Group has not received any application or request for rectification of its register and compliance has been made in all material respects with all other legal requirements concerning any member of the Group and all issues of shares, debentures or other securities thereof.

      (D)   A copy of the memorandum and articles of association or analogous constitutive documents of each member of the Group, which has been produced to the Purchaser, is accurate and complete in all respects"
            as at the date of this Agreement, has attached to it copies of all resolutions and other documents required by law to be so attached, and fully sets out all rights and restrictions attaching to each class of the share capital of each member of the Group and the register of members and other statutory books of each member of the
            Group has been properly kept and contain a true, accurate and complete record of the matters which should be dealt with therein and no notice or allegation that any of the same is incorrect or should be rectified has been received. Each member of the Group is operating and has always operated its business in all respects in accordance with its memorandum and articles of association at the relevant time.

      (E)   Each member of the Group and the directors of the respective members of the Group (in their capacity as such) have complied with all relevant legislation and obtained all necessary licences and consents to carry on business whether in the country, territory or state in which it is incorporated or elsewhere and will at
            Completion have complied with all legal requirements in relation to any transactions to which each member of the Group has been a party prior to Completion.

                             REGULATORY REQUIREMENTS

(5)   (A)   Each member of the Group has obtained all licences, permissions, authorisations, consents and exceptions required for the carrying on of its business and such licences, permissions, authorisations, consents and exceptions are in full force and effect; and, to the best knowledge of the Warrantors there are no circumstances which indicate that any of such licences, permissions, authorisations, consents or exceptions may be revoked or not renewed, in whole or in part.

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                                                                         Page 15

      (B)   Each member of the Group has conducted its business or corporate affairs in all material respects in accordance with their respective memorandum and articles of association (or equivalent constitutive documents) from time to time in force, with all applicable laws and regulations of Hong Kong and the PRC, or the place of incorporation of such member of the Group and there is no violation of, or dealt with respect to, any ordinance, statute, regulation, order decree or judgment of a court or any governmental agency of Hong Kong, the PRC or any other jurisdiction in which any member of the Group is established or conducts business which could reasonably have a material adverse effect upon the assets or business of any member of the Group.

      (C)   All change in shareholding in each member of (he Group since (heir respective incorporation has been effected in accordance with their memorandum and articles of association (or equivalent constitutive documents) from time to time in force and with all applicable laws and regulations and such change has obtained all necessary consents from third party and/or approval from all applicable authorities of
            Hong Kong and the PRC or the place of incorporation of such member of the Group.

                    SUPERVISORY AND REGISTRATION REQUIREMENTS

(6)   Each member of the Group's books and records have been brought up-to-date in compliance with all the requirements of all appropriate and applicable law or statutes and in accordance with any powers or directions issued thereunder by the relevant authorities, and all accounts, returns, particulars, resolutions and other documents required to be delivered by each member of the Group to the registrar of companies or any other relevant authority have been duly delivered, filed or registered in proper form and on due dates.

                                   LITIGATION

(7)   (A)   To the best knowledge of the Warrantors, no member of the Group is engaged in (nor is any director in relation to the affairs of any member of the Group engaged in) any legal proceedings (including litigation, arbitration and prosecution) and no such proceedings are pending or threatened, nor are there any facts likely to give rise to such proceedings known or which would on reasonable enquiry be known to any member of the Group or then- respective directors.

      (B)   To the best knowledge of the Warrantors, no member of the Group is the subject of any investigation, inquiry or enforcement proceedings or process by any governmental, administrative or regulatory body nor are the Warrantors aware of anything which is likely to give rise to any such investigation, inquiry, proceedings or process.

      (C)   No member of the Group is insolvent and no order has been made or resolution passed for the winding up of any member of the Group and there is no outstanding any petition for the winding up of any member of the Group or any receivership of the whole or any part of the undertaking and assets of any member of the Group and (here are no circumstances which would entitled any person to present such a petition or to appoint such receiver.

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                                                                         Page 16

      (D)   No unsatisfied judgement, order or award is outstanding against any member of the Group and no distress or execution has been levied on, or other process commenced against, any asset of any member of the
            Group_

      (B)   There is no dispute with any revenue or official department in Hong
            Kong, the PRC, the British Virgin Islands or any other part of the world in relation to the affairs of any member of the Group.

      (F)   To the best knowledge of the Warrantors, no member of the Group or any of its employees in the course of their employment has committed any criminal act or material breach of contract or statutory duly or any tortious or other unlawful act which may affect the Group or its business.

                                    EMPLOYEES

(8)   (A)   To the best knowledge of the Warrantors, no former director, officer, employee or agent of any member of the Group has any claim against any member of the Group for compensation for loss of office or arising out of the termination of his office or employment.

      (B)   None of any member of the Group is a party to any profit sharing scheme, share option scheme, share incentive scheme or any other scheme under which any director, officer, employee or agent of any members of the Group is entitled to participate in the profits of the members of the Group or has any rights in respect of any shares or stock of any members of the Group.

      (C)   So far as the Warrantors are aware, no member of the Group, nor any of its officers, agents or employees (during the course of their duties in relation to such member of the Group) have committed, or omitted to do, any act or thing the commission or omission of which is, or could be, in contravention of any material laws of Hong Kong, the PRC, its jurisdiction of incorporation or any other jurisdiction in which such member of the Group carries on business or has a presence which is punishable by fine or other penalty and no notice or communication has been received with respect to any alleged, actual or potential violation of or failure to comply with, any of the same.

      (D)   To the knowledge of the Warrantors, each member of the Group has in relation to each of its employees and to each of its former employees:

            (i)   complied with its obligations under all employment laws of
                  Hong Kong, the PRC and such other jurisdictions in which such member of the Group is incorporated and has complied with all health and safety at work and has maintained adequate and
                  suitable records regarding the service of the employee;

            (ii)  discharged fully its obligations to pay all salaries, wages, commissions, bonuses, overtime pay, holiday pay, sick pay
                  accrued entitlement under incentive schemes tax and other
                  benefits of or connected with employment up to the date of this Agreement;

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                                                                         Page 17

            (iii) no dispute has arisen within the last three years which has remained outstanding or otherwise unresolved between any
                  member of the Group and a material number or category of its employees or former employees and there are no present
                  circumstances which are likely to give rise to any such
                  dispute; and

            (iv)  there are no material complaints pending or threatened against any member of the Group of whatsoever nature in relation to any of its employees or former employees and there is no
                  material industrial action or dispute threatened or existing or anticipated in respect of or concerning any employees or former employees of any member of the Group.

(9)   Each Group Company has no agreement or arrangement (binding or otherwise)
      with any trade union or other organisation representing its employees.

(10)  Each Group Company is not involved in any industrial or trade disputes or any dispute or negotiation regarding a claim of material importance with any trade union or organisation representing the employees or a group of employees and there are no circumstances likely to give rise to any such dispute.

                            SINCE THE ACCOUNTING DATE

(11)  Since the Accounting Date :-

      (A)   the business of each member of the Group has been carried on in the ordinary course and so as to maintain it as a going concern and there has been no material adverse change in the financial position or trading prospects of any member of the Group;

      (B)   there has been no material reduction in the aggregate value of the net assets of any member of the Group;

      (C)   no member of the Group has made or agreed to make any payment or entered into any transaction or has assumed obligation or expenses or incurred any liability except in the ordinary course of their trading and for full value;

      (D)   none of the members of tie Group has acquired or disposed of or agreed to acquire or dispose of any business or any material asset other than trading stock in the ordinary course of business;

      (E)   no distribution of capital or income has been declared made or paid by or in respect of any share capital or assets of any member of the
            Group; and

      (F)   no member of the Group has changed its accounting reference period.

(12)  Since the Accounting Date, the respective business of each member of the
      Group has not been materially and adversely affected by any event or circumstances including without limitation, the loss of any important customers) or source(s) of supply or any abnormal factor(s) not affecting similar businesses to a similar extent, and the Warrantors are not aware of any facts likely to give rise to any such effect whether before or after Completion.

                                    TAXATION

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                                                                         Page 18

(13)  To the best knowledge and belief of the Warrantors, each member of the
      Group has within the requisite time limits duly made all returns, given all notices, and supplied all other information required to be supplied to any competent relevant fiscal authority in any part of the world and all such information returns and notices were when given or supplied and are now accurate in all material respects and made on a proper basis and are not, so far as the Warrantors are aware, likely to be the subject of any dispute with any of the relevant authorities concerned.

(14)  The provisions or reserves for Taxation appearing in the Accounts are sufficient (on the basis of the rates of Taxation current at the date hereof; to cover all Taxation for which any member of the Group was at the
      Accounting Date or may after that date become or have become liable on or in respect of or by reference to any profits gains or income (whether deemed or actual) for any period ended on or before the Accounting Date or in respect of any distribution or transaction made or entered into or deemed made or entered into on or before the Accounting Date.

(15)  Each member of the Group has duly deducted withheld paid and accounted for all tax due to have been deducted withheld paid or accounted for by it before the date of this Agreement and is not and has not at any time since the Accounting Date been liable to pay interest on any unpaid taxation.

(16)  Each member of the Group has taken all necessary steps to obtain any repayment of or relief from Taxation available to it.

(17)  Each member of the Group made no borrowings in a foreign currency such that on repayment a charge to tax might arise on any profit or gain accruing in relation or by reference to any such repayment.

(18)  To the best knowledge and belief of the Warrantors, each member of the
      Group is not under any liability to pay stamp duty and/or stamp duty reserve tax and any documents to which any member of the Group is party and/or which relates to or are necessary to prove the title of any member of the Group is to their respective assets (including (without limitation)
      the Properties) and/or contain material rights on the part of the members of the Group have been properly stamped and no such documents which are outside Hong Kong and the PRC would attract stamp duty if they were brought into Hong Kong and the PRC.

(19)  Each member of the Group has paid all tax which it has become liable to pay and is not, and has not in the last six years ending on the date of this Agreement been liable to pay a penalty, surcharge, fine or interest in connection with Taxation.

                                   INSOLVENCY

(20)  (A)   No receiver has been appointed of the whole or any part of the assets or undertaking of any member of the Group.

      (B)   No petition has been presented, no order has been made and no resolution has been passed for the winding-up or dissolution of any member of the Group.

      (C)   None of the members of the Group has stopped payment nor is insolvent or unable to pay its debts within the meaning of the
            Companies Ordinance or similar laws and regulations in the PRC.

      (D)   No unsatisfied judgment is outstanding against any member of the
            Group.

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                                                                         Page 19

                               POWERS OF ATTORNEY

(21)  No member of the Group has given any powers of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf (other than any authority of directors or employees to enter into banking and/or trading contracts and/or security documents in the normal course of their duties).

                            OTHER MATERIAL CONTRACTS

(22)  None of the members of the Group is a party to and has any liability
      (present or future) under any long-term, unusual, non-routine, onerous or material contract or commitment involving obligations or expenditure of an unusual or exceptional nature or magnitude or any contract which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort.

(23)  Neither the Warrantors nor any member of the Group has any knowledge of any invalidity or grounds for rescission, avoidance or repudiation of any agreement of material importance to which any member of the Group is a party and no member of the Group has received notice of any intention to terminate any such agreement.

(24)  None of the members of the Group has outstanding any other material indebtedness.

(25)  Each member of the Group has not received any notice to repay under any agreement relating to indebtedness which is repayable on demand; and there has not occurred any event of default under any agreement relating to any indebtedness (or any event which with the giving of notice and/or the lapse of time and/or a relevant determination would constitute such an event of default).

(26)  Each member of the Group is not in default in any material respect under any material agreement to which it is a party or by which it is bound. So far as the Warrantors are aware (i) no party with whom any member of the
      Group has entered into any material agreement or arrangement is in default in any material respect thereunder, and (ii) there are no circumstances likely to give rise to such a default.

(27)  Each member of the Group is not under any obligation, or is a party to any contract, which cannot readily be fulfilled or performed by it on time and without undue or unusual expenditure of money or effort

(28)  Each member of the Group is not a party to nor does it have any liability
      (present or future) under any loan agreement, debenture, guarantee, indemnity or letter of credit or leasing, hiring, hire purchase, credit sale or conditional sale agreement nor has it entered into any contract or commitment involving, or likely to involve, obligations or expenditure of an unusual or exceptional nature or magnitude.

                                 THE PROPERTIES

(29)  Short particulars of the Properties are correctly set out on the valuation certificate in Appendix IV to the Prospectus and the Properties comprise all the land, building and premises owned,

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                                                                         Page 20

      leased or occupied or used by the Group at the date hereof. The tenure and particulars of the Properties therein mentioned are complete, true and accurate in all respects.

 {30}  True and complete copies of the tenancies ("Tenancies") and title documents and other instruments, documents and agreement in respect of the Properties required for inspection by the valuer named in Appendix IV to the Prospectus have been supplied to them, and these agreements, instruments and documents constitute the entire documents in respect of the lease of the Properties.

(31)  All covenants, stipulations, obligations, conditions, restrictions or other terms imposed upon the relevant members of the Group under the
      Tenancies or otherwise affecting the Properties have been duly and promptly observed and performed and complied with and there has been no breach by the Group's landlords of such covenants, obligations, conditions or restrictions or other obligations to which any such landlords are bound and there are no circumstances which would entitle or require any person to restrict or terminate the continued possession or occupation of any of the Properties.

(32)  All rentals and other charges payable under the Tenancies have been promptly paid as and when due and no rental has been paid in advance of the due date for payment and any consents required for the grant of the
      Tenancies have been obtained from any relevant third parties (if any).

(33)  The parties to the Tenancies have observed and performed all the terms and conditions therein and so far as the Warrantors, after making all reasonable enquiries, there are no disputes or outstanding or expected claims in these agreements and there are no circumstances giving rise to such disputes or claims.

(34)  No member of the Group has entered into any assignments of rental or other monies payable under any licences, leases or tenancies in respect of the
      Properties.

(35)  There is no outstanding and unobserved and unperformed obligation necessary to comply with by the Group under the Tenancies or any notice or other requirement given by the licensors under Tenancies or by any competent authority exercising statutory or delegated powers.

(36)  There is no resolution, plan or proposal for compulsory acquisition or expropriation of the Properties or any part thereof by government authority, and none is pending.

(37)  There is no dispute with any governmental or local authority or with the owner or occupier of any adjoining or neighbouring property to the
      Properties or howsoever otherwise.

(38)  There is no person in possession or occupation of, or who has or claims a right or interest of any kind in, the Properties adversely to any Group
      Company's interest and (here is attached to the Properties all rights of way necessary for the use and enjoyment of the Properties by the relevant
      Group Company.

(39)  There is no material defect of any kind affecting the Properties.

(40)  In relation to the Properties owned by the Group:-

      (A)   the relevant Group Company has valid and legal land use rights and building ownership rights in relation to relevant Property;

      (B)   the land use rights to the relevant Properties are granted land use rights;

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                                                                         Page 21

      (C)   save as disclosed in the Accounts the relevant Property is not subject to any encumbrance;

      (D)   the requisition of land, the conversion of any land from allocated to grant land use rights, and (he granting of land use rights in respect of the relevant Properties have been duly effected in compliance with applicable laws and regulations;

      (E)   where applicable, the land grant premium, the relocation fee, resettlement fee, demolition fee, expropriation fee, and any other applicable land use fees and construction fees with respect to the relevant Properties have been paid in full; and

      (F)   the relevant Group Company has obtained all necessary permits for the construction of buildings on the relevant Properties.

(41)  In relation to each Tenancy:-

      (A)   there are so far as the Company is aware:

            (i)   no disputes or outstanding or expected notices given by a
                  landlord affecting the Property;

            (ii)  no right for a landlord or licensor to terminate the Tenancy;

            (iii) no circumstances which would entitle a landlord or licensor to exercise any power of entry upon or to take possession of tie
                  Property or which would otherwise restrict or terminate the continued possession or occupation thereof; and

      (B)   there is nothing outstanding which would enable any person or entity to exercise any right of re-entry or take possession of the Property or any part thereof.

                              INTELLECTUAL PROPERTY

(42)  All intellectual property rights currently being used by or in (he business of any member of the Group:

      (A)   are owned by the Company or the members of the Group as the sole legal and beneficial owner, free of any licence or encumbrance in favour of a third party ("Company IP"); or

      (B)   are used by the Company or the members of the Group in accordance with the terms of a current licence in writing from the owner of that intellectual property rights, copies of which have been provided to the Purchaser ("Licensed IP").

(43)  All intellectual property rights currently being used by or in the business of any member of the Group are valid and enforceable and nothing has been done or omitted to be done by which it may cease to be valid and enforceable.

(44)  No members of the Group need to use nor has any of the members of the
      Group used any intellectual property right in a manner that infringes the intellectual property rights of any third party.

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                                                                         Page 22

(45)  No members of the Group has granted or is under an obligation to grant a licence, assignment, consent, undertaking, security interest or other right in respect of any of the Company IP and Licensed IP.

(46)  All renewal and maintenance fees and taxes due and in respect of each of the pending and registered intellectual property rights currently being used by or in the business of any member of the Group have been paid in fall.

(47)  All pending applications for the registration of the Trade Marks will be completed without undue delay and will not involve unusual expenditure or effect on the part of the Group.

(48)  Since the incorporation of the Company and any member of the Group, no third party has:

      (A)   infringed or misused any Company IP, or threatened to do so; or

      (B)   made, threatened or bought any notice, challenge, demand, claim or proceedings in relation to the Company IP or the Company's use of the Licensed IP and there are no facts or matters which might give rise to any such challenge, claim or proceedings.

(49)  No members of the Group carry on business under any name other than its own.

(50)  No members of the Group have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which
      (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

(51)  Each member of the Group has security procedures in place to prevent unauthorised access, amendment or damage to the data of the relevant member of the Group or the data of third parties held, recorded, stored, maintained or operated by the Company or on behalf of the Company by any third party, and no unauthorised access, amendment or damage to such data has taken place since the incorporation of each member of the Group.

(52)  So far as the Warrantors are aware after making all due and careful investigation, searches and enquiries, none of the Trademark is being used, claimed or opposed by any other person.

(53)  So far as the Warrantors are aware after making all due and careful investigation, searches and enquires, the business of each Group Company as now carried on by any member of the Group does not, and is not likely to, infringe any intellectual or industrial property right of any other person (or would not do so if the same were valid) and no claims have been made and no applications are pending of which the Warrantors are aware which if pursued or granted may materially and adversely affect the
      Company or its business.

(54)  No Group Company has (otherwise than in the ordinary and normal course of business) disclosed, or permitted to be disclosed, or undertaken or arranged to disclose, to any person other than tie Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers.

(55)  The intellectual property rights currently being used by or in the business of any member of the Group are valid and enforceable will not be adversely affected by the transactions contemplated by this Agreement.

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                                                                         Page 23

                                     ASSETS

(56)  Each asset included in the Accounts or acquired by any Group Company since the Accounting Date (other than stock disposed of in the ordinary course of business) and each asset used by any Group Company or which is in the reputed ownership of any Group Company is:

      (A)   legally and beneficially owned solely by the relevant Group Company free from any encumbrances security, charge, pledge, lien, any third party claims or any third party rights of whatever nature;

      (B)   not subject to any finance lease or hire purchase agreement or sale on deferred, credit or conditional terms; and

      (C)   where capable of possession, in the possession or under the control of the relevant Group Company.

(57)  Bach Group Company owns or has the right to use each asset necessary for the effective operation of its business.

(58)  All plant, machinery, vehicles and equipment owned, possessed or used by each Group Company are in good condition and working order and have been regularly and properly maintained. None is dangerous or unsuitable for use in the business of each Group Company or is in need of renewal or replacement

(59)  All assets have been regularly maintained to a good technical standard and are in compliance with all relevant applicable safety regulations required to be observed in relation to them.

(60)  Each Group Company is not a party to any finance lease, hire purchase agreement or credit sale agreement for the purchase of assets, goods or land.

                              ENVIRONMENTAL MATTERS

(61)  No use, release or discharge of a hazardous substance in the operation of any member of the Group has exceeded an allowed quota or limit prescribed or specified under any PRC laws and regulations, any applicable permits, or any environmental impact appraisal reports or similar documents relating to environmental matters.

(62)  No hazardous substances have been or are disposed of, stored, kept or present on, in or under any of the Properties, nor in water or the ground or groundwater on or under any of the Properties.

(63)  There is not and has not been any investigation, enquiry or inspection relating to the environment or environmental matters concerning any of the member of the Group and none is pending or threatened.

(64)  Each member of the Group has conducted its business and dealt with its assets and properties in compliance with the conditions and standards set out in all applicable environmental impact appraisal reports or similar assessments, studies or tests and associated documentation and correspondence.

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                                                                         Page 24

                                    INSURANCE

(65)  Each insurable asset of each member of the Group has at all material times been and is at the date of this Agreement insured to its full replacement value against each risk normally insured against by a person operating the types of business operated by each member of the Group.

(66)  Each Group Company has at all material times been and is at the date of this Agreement adequately insured against accident, damage, injury, third party loss, credit risk, loss of profits and all other risks to which a person operating the types of business operated by each member of the
      Group is exposed.

(67)  Each current insurance and indemnity policy in respect of which the
      Company or any other Group Company has an interest is valid and enforceable and will not be invalidated by the transaction contemplated under this Agreement

                                  MISCELLANEOUS

(68)  All representations and warranties contained in this Schedule shall be deemed to be repeated immediately before Completion and to relate to the facts then existing.

(69)  The Sale Shares constitute the entire issued share capital of the Company and are in issue fully paid.

(70)  The acquisition of the Sale Shares by the Purchaser and compliance with the terms of this Agreement will not:

      (A)   result in any present or future indebtedness of any member of the
            Group becoming due or capable of being declared due and payable prior to its stated maturity;

      (B)   result in a breach of, or constitute a default under any order, judgement or decree of any court or government agency by which any member of the Group is bound or subject; and

      (C)   result in a breach of, or constitute a default under the terms, conditions or provisions of any agreement, understanding,
            arrangement or instrument (including, but not limited to, any member of the Group's contracts).

(71)  So far as the Warrantors are aware:

      (A)   the acquisition of the Sale Shares and compliance with the terms of this Agreement will not cause any member of the Group to lose the benefit of any licence, consent, permit, approval or authorisation
            (public or private) or any right or privilege it presently enjoys or relieve any person of any obligation to any member of the Group
            (whether contractual or otherwise) or enable any person to determine any such obligation or any contractual right or benefit now enjoyed by any member of the Group or to exercise any right whether under an agreement with any member of the Group or otherwise; and

      (B)   the acquisition of the Sale Shares and compliance with the terms of this Agreement will not adversely affect the Group's relationships with its clients, customers, suppliers and employees and the
            Warrantors are not aware of any circumstances indicating that,

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                                                                         Page 25

            nor have they been informed or are otherwise aware that, any person who now has business dealings with any member of the Group would or might cease to do so from and after Completion.

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                                                                         Page 26

                                SCHEDULE 4

                   LIMITATION OF LIABILITY OF THE WARRANTORS
--------------------------------------------------------------------------------

(1)   Liabilities of Warrantors

      The liabilities of the Warrantors to the Purchaser under this Agreement shall be on a several basis only.

(2)   Combined Effects Limitation

      None of the Warrantors shall be liable for any Warranty Claim which would not have arisen but for an Event occurring after Completion.

(3)   Provisions in Accounts

3.1   The amount of any Warranty Claim shall be reduced by the amount (if any)
      by which:

      (A)   any liability of the Group included in the Accounts has been discharged or satisfied at below the amount attributed thereto or included in respect thereof in the Accounts; and/or

      (B)   any contingency or other matter provided against in the Accounts had in the event been over-provided for.

3.2   No Warranty Claim shall be brought in respect of any breach or alleged breach of any Warranty if and to the extent that provision is made for the circumstances giving rise thereto in the Accounts.

(4)   Duty to notify the Warrantors of potential claims

      The Purchaser shall and shall procure that the Company shall as soon as is practicable inform each of the Warrantors in writing of any Event which comes to its notice or to the notice of the Company whereby it appears that any of the Warrantors is or may become liable to make any payment under any Warranty and shall not settle or compromise any such claim without the prior written consent of all Covenantors, such consent not to be unreasonably withheld or delayed.

(5)   Warranty only actionable by the Purchaser

      The Warranties shall be actionable only by the Purchaser, its assigns or successor in title and no other person shall be entitled to make any direct claim or take any direct action whatsoever against any of the
      Warrantors under, arising out of, or in connection with any of the
      Warranties.

(6)   Warrantors not to be liable in certain circumstances

      None of the Warrantors shall be liable under the Warranties to the extent that any depletion, diminution or reduction in the value or amount of any of the assets of the Group occurs as a result of or is otherwise attributable to any legislation not in force at the date of this Agreement or any change of law or administrative practice which takes effect retroactively or

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                                                                         Page 27

      occurs as a result of any increase in the rates of Taxation in force at the date of this Agreement.

(7)   Right to repayment of amount recovered

      The Purchaser shall reimburse to each of the Warrantors an amount equal to any sum paid by it under any of the Warranties which is subsequently recovered by or paid to the Purchaser or a member of the Group by any third party.

(8)   No double claims under Warranties and Indemnity

      No liability shall attach to any of the Warrantors by reason of a breach of any of the Warranties to the extent that the loss occasioned to the
      Purchaser also gives rise to an equivalent claim under the Indemnity and the Warrantors have settled such equivalent claim and no liability shall attach to any of them by reason of a claim under the Indemnity to the extent that an equivalent claim has been made under the Warranties and the
      Warrantors have settled such equivalent claim.

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                                                                         Page 28

                                 SCHEDULE 5

                     FORM OF BOARD MINUTES OF THE PURCHASER
--------------------------------------------------------------------------------

                          EASTAR GROUP HOLDINGS LIMITED
           (incorporated in the Cayman Islands with limited liability)

RESOLUTIONS IN WRITING SIGNED BY ALL THE DIRECTORS (THE "DIRECTORS") OF EASTAR
GROUP HOLDINGS LIMITED (THE "COMPANY") PURSUANT TO ARTICLE 60 OF THE ARTICLES OF
ASSOCIATION OF THE COMPANY
--------------------------------------------------------------------------------

1.    The following documents were produced for consideration by the Directors:-

      (a)   a share sale and purchase agreement ("Share Sale and Purchase
            Agreement") to be entered into between (1) Expert Master Holdings
            Limited and UMW China Ventures (L) Limited as vendors (collectively
            "the Vendors"); and (2) the Company as purchaser, pursuant to which the Vendors have agreed to transfer all their shares ("Sale Shares")
            in First Space Holdings Limited to the Company, in consideration of the Company issue and allot 1000 shares credited as fully paid to the relevant Vendors in the proportion set opposite to their respect names in the third column of Schedule 1 of the Share Sale and
            Purchase Agreement; and

      (b)   instruments of transfer for the sale and purchase of the Sale Shares to be signed by the Vendors as transferors and the Company as transferee.

2.    IT WAS NOTED THAT:

      (a)   all the Directors had fully disclosed their interests, whether directly or indirectly, in connection with the transaction(s) under consideration in accordance with the Articles of Association of the
            Company and laws applicable to the Company; and

      (b)   all the Directors also declared that the Share Sale and Purchase
            Agreement was part of an exercise being undertaken in preparation of the listing of the Company's shares on the main board of The Stock
            Exchange of Hong Kong Limited.

3.    After due and careful consideration, IT WAS RESOLVED:-

      (a)   THAT, the form and substance of the Share Sale and Purchase
            Agreement be and the same is hereby unconditionally approved;

      (b)   THAT, any one Director be and is hereby authorised to sign for and on behalf of the Company the Share Sale and Purchase Agreement and
            the instruments of transfer referred to in paragraph l(b) above;

      (c)   THAT, any one Director be and is hereby authorised to sign any further documents incidental or ancillary to or in connection with each of the documents referred to in paragraph 1 above, and any one
            Directors be and is hereby authorised to affix the Common Seal of the Company to such documents as they consider necessary, desirable or incidental to transactions contemplated by the Share Sale and
            Purchase Agreement;

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                                                                         Page 29

      (d)   THAT, any one Director be and is hereby authorised to approve any amendments to each of the documents referred to in this paragraph 3, such approval being conclusively evidenced by his/her signature on the relevant documents; and

      (e)   THAT, signed copies of each of the documents referred to in this paragraph 3 be delivered to the relevant parties.

Dated the [o] day of [o] 2006.

_____________________________                   _______________________________
 [o]                                             [o]

_____________________________                   _______________________________
 [o]                                             [o]

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                                                                         Page 30

                                   SCHEDULE 6

                            DETAILS OF SUBSIDIARIES
--------------------------------------------------------------------------------

1.    WUXI SEAMLESS OIL PIPES COMPANY LIMITED

      Date of Incorporation    : 17 November 1999

      Place of Incorporation   : PRC

      Total Investment         : US$88,300,000

      Term                     : 20 years

      Registered Share Capital : US$35,000,000

      Shareholder              : First Space Holdings Limited

      Directors                : 1. Piao Longhua;
                                 2. Xu Xizhong;
                                 3. Abdul Halim Bin Harun

2.    JIANGSU FANLI PIPE CO LTD [TEXT REPEATS IN CHINESE]

      Date of Incorporation    : 16 April 2004

      Place of Incorporation   : PRC

      Registered Share Capital : US$50,000,000.00

      Shareholder              : Wuxi Seamless Oil Pipes Company Limited 70%

                                 Huang Cheng                             24%

                                 Huang Xiang                              4%

                                 Gu Jianming                              2%

      Directors                : 1.  Piao Longhua;
                                 2.  Encik Zulkifly bin Zakaria;
                                 3.  Huang Cheng

3.    WSP DRILL PIPE CO LTD [TEXT REPEATS IN CHINESE]

      Date of Incorporation    : 30 August 2005

      Place of Incorporation   : PRC

      Registered Share Capital : US$3,600,000.00

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                                                                         Page 31

      Shareholder              : Wuxi Seamless Oil Pipes Company Limited  51%

                                 Hailong International (L) Ltd.           40%

                                 Wuxi Weld Technology Co., Ltd.            9%

      Directors                : 1.  Cao Hong Bo;
                                 2.  Zhao Ren Cun;
                                 3.  Zhang Jun

4.    WUXI SEAMLESS OIL EXTRACTION EQUIPMENT CO., LTD. [TEXT REPEATS IN CHINESE]

      Date of Incorporation    : 10 November 2004

      Place of Incorporation   : PRO

      Registered Share Capital : US$10,000,000.00

      Shareholder              : Wuxi Seamless Oil Pipes Company Limited   51%

                                 Panjin Weihua  High  &  New Technology     49%
                                 Energy-Saving Equipment Co., Ltd.

      Directors                : 1.  Piao Longhua
                                 2.  Encik Zulkifly bin Zakaria;
                                 3.  Zhu Chang Lin;
                                 4.  Liu Lan Lan

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                                                                         Page 32

                                   SCHEDULE 7

                          1st proof of the Prospectus

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                                                                         Page 33